					Attachment B
Continental Airlines In-Service Jet Fleet Plan
Includes Continental, Continental Micronesia and Continental Express Regional Jets
	September 30, 2002

		Increase/		Increase/
	Total @	(Decrease)	Total @	(Decrease)	Total @
Jet	9/30/02	4Q02E	YE 2002E	2003E	YE 2003E
777-200ER	18	-	18	-	18
767-400ER	16	-	16	-	16
767-200ER	10	-	10	-	10
757-300	4	-	4	-	4
757-200	41	-	41	-	41
737-900	12	-	12	-	12
737-800	77	-	77	4	81
MD-80	30	(1)	29	(3)	26
737-700	36	-	36	-	36
737-300	57	1*	58	(8)	50
737-500	65	-	65	(2)	63
Total Jet	366	-	366	(9)	357

Regional Jet
ERJ-145XR	-	18	18	48	66
ERJ-145	140	-	140	-	140
ERJ-135	30	-	30	-	30
Total Regional Jet	170	18	188	48	236

Total
Jet	366	-	366	(9)	357
Regional Jet	170	18	188	48	236
Total YE Jet Count	536	18	554	39	593

* Temporarily grounded aircraft returned to service